GOLDEN CENTURY RESOURCES LIMITED
SUITE 1200 1000 N. WEST ST
WILMINGTON DE 19801

July 16, 2012

Colo-Majic Liners, Inc.
Attn: Douglas Woolrich, President

VIA EMAIL

Dear Mr. Wolrich,

Re: Termination of Licensing Agreement

This letter is to notify you of the termination of the Licensing Agreement between our companies dated September 28, 2006 and amended on January 15, 2006.

Pursuant to the Licensing Agreement, as amended, there will be no further legal obligations on either of our companies to the other following the date of this termination notice.

We wish you the best of success in all future endeavours.

Yours very truly,

Golden Century Resources Limited